Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 28, 2020

Party City Holdco Inc.

80 Grasslands Road

Elmsford, NY 10523

Re: Party City Holdco Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Party City Holdco Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the resale by certain selling stockholders (the “Selling Stockholders”) from time to time of up to 13,211,509 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued on July 30, 2020.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the Registration Statement;

(b)    the prospectus, dated the date hereof, which forms a part of and is included in the Registration Statement;

(c)    an executed copy of a certificate of Ian Heller, Assistant Secretary of the Company, dated the date hereof (the “Assistant Secretary’s Certificate”);

Party City Holdco Inc.

September 28, 2020

(d)    a copy of the Company’s Certificate of Correction of Second Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of the date hereof, as in effect as of the date hereof and certified pursuant to the Assistant Secretary’s Certificate (the “Certificate of Incorporation”);

(e)    a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Assistant Secretary’s Certificate (the “Bylaws”); and

(f)    a copy of certain resolutions of the Board of Directors of the Company adopted on June 24, 2020, certified pursuant to the Assistant Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Assistant Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the applicable resolutions of the Board of Directors of the Company, (ii) the issuance of the Shares has been registered in the Company’s share registry and (iii) the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation or Bylaws). As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Assistant Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is

Party City Holdco Inc.

September 28, 2020

required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN